Exhibit 99.1

P&F INDUSTRIES, INC. ACQUIRES BUSINESS OF JACKSON GEAR COMPANY

MELVILLE, N.Y., January 18, 2022 - P&F Industries, Inc. (NASDAQ: PFIN) announced that effective January 15, 2022, through a wholly owned subsidiary of Hy-Tech Machine, Inc., it acquired substantially all the non-real estate assets comprising the business of Jackson Gear Company, a Pennsylvania-based corporation that manufactures and distributes custom gears and power transmission gear products. The purchase price consisted of an aggregate of $2.3 million in cash and the assumption of certain payables and obligations.

Richard Horowitz, P&F's Chairman, President and Chief Executive Officer, stated, "I am extremely pleased to announce the acquisition of the Jackson Gear business. This acquisition further expands our gear product offerings to an even broader range of industries. In addition, the acquired knowledge and equipment will allow Hy-Tech’s Power Transmission Group, or PTG, to offer among the largest gears available in the marketplace, which is a great differentiator. This really enhances the value of PTG to all current and potential customers. We believe that consolidating the operations of the acquired business within PTG operations throughout the next six to twelve months should generate cost reductions and other efficiencies as well. We expect the added revenue will more than double the size of our current PTG business. This transaction is another meaningfully strategic step for the Company, as we continue to expand our offerings in the air tools and related accessories market."

About P&F Industries, Inc.

P&F Industries, Inc., through its wholly owned subsidiaries, is a leading manufacturer and importer of power tools and accessories sold principally to the aerospace, industrial, automotive and retail markets. P&F’s products are sold under its own trade names, as well as under the private labels of major manufacturers and retailers.

Forward Looking Statements

The Private Securities Litigation Reform Act of 1995 (the Reform Act) provides a safe harbor for forward-looking statements made by or on behalf of P&F Industries, Inc., and subsidiaries (“P&F”, or the “Company”). P&F and its representatives may, from time to time, make written or verbal forward-looking statements, including statements contained in the Company’s filings with the Securities and Exchange Commission and in its reports to shareholders. Generally, the inclusion of the words believe, expect, intend, estimate, anticipate, will, may, would, could, should and their opposites and similar expressions identify statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and that are intended to come within the safe harbor protection provided by those sections. Any forward-looking statements contained herein, including those related to the Company’s future performance, are based upon the Company’s historical performance and on current plans, estimates and expectations. All forward-looking statements involve risks and uncertainties. These risks and uncertainties could cause the Company’s actual results to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company for a number of reasons including, but not limited to:

•	Risks related to the global outbreak of COVID-19 and other public health crises;
•	Risks associated with sourcing from overseas;
•	Disruption in the global capital and credit markets;
•	Importation delays;
•	Customer concentration;
•	Unforeseen inventory adjustments or changes in purchasing patterns;
•	Market acceptance of products;
•	Competition;
•	Price reductions;
•	Exposure to fluctuations in energy prices;
•	The strength of the retail economy in the United States and abroad;
•	Risks associated with Brexit;
•	Adverse changes in currency exchange rates;
•	Interest rates;
•	Debt and debt service requirements;
•	Borrowing and compliance with covenants under our credit facility;
•	Impairment of long-lived assets and goodwill;
•	Retention of key personnel;
•	Acquisition of businesses;
•	Regulatory environment;
•	Litigation and insurance;
•	The threat of terrorism and related political instability and economic uncertainty; and
•	Business disruptions or other costs associated with information technology, cyber-attacks, system implementations, data privacy or catastrophic losses,

and those other risks and uncertainties described in the Company’s most recent Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its other reports and statements filed by the Company with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. The Company cautions you against relying on any of these forward-looking statements.

P&F Industries, Inc.

Joseph A. Molino, Jr.

Chief Operating Officer

631-694-9800

www.pfina.com